As filed with the Securities and Exchange Commission on April 17, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INX INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0515249

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6401 Southwest Freeway
Houston, Texas	77074

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
     Securities Act registration statement file number to which this form relates: N/A
     Securities to be registered pursuant to Section 12(b) of the Act: None
     Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $.01 par value

(Title of Class)
Warrants to purchase Common Stock

(Title of Class)

Explanatory Note
     This registration statement on Form 8-A is being filed to change the registration of the common stock, $.01 par value (the “Common Stock”), and warrants to purchase Common Stock (the “Warrants”) of INX Inc., a Delaware corporation (the “Registrant”), from Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(g) of the Exchange Act in connection with the listing of the Common Stock and Warrants on the Nasdaq National Market (“Nasdaq”). The Common Stock and Warrants are currently registered under Section 12(b) of the Exchange Act and are listed on the American Stock Exchange (“Amex”). The Registrant anticipates that the listing of the Common Stock and Warrants on Amex will be terminated following the closing of trading on April 21, 2006, and that the listing of the Common Stock and Warrants on Nasdaq will begin at the opening of trading on Nasdaq on April 24, 2006.
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock and Warrants to be registered hereunder is contained in the section entitled “Description of Securities,” commencing on page 59 of the Prospectus included in the Registrant’s Amendment No. 3 to Form S-2 Registration Statement, File No. 333-113575, filed with the Securities and Exchange Commission on May 6, 2004 (the “Registration Statement”), and is incorporated herein by reference.
Item 2. Exhibits.
     The exhibits listed in the Index to Exhibits are filed as part of this Registration Statement on Form 8-A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INX INC.
/s/ Brian Fontana
Name:	Brian Fontana
Title:	Chief Financial Officer

Dated: April 17, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to Form S-1, Registration No. 333-09789, filed August 8, 1996).

3.2	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Form S-1, Registration No. 333-09789, filed August 8, 1996).

3.3
Certificate of Amendment to Certificate of Incorporation of the Registrant, dated June 24, 1997 (incorporated by reference to Exhibit 3.4 to Amendment No. 5 to Form S-1, Registration No. 333-09789, filed August 8, 1996).

3.4	Certificate of Amendment to Certificate of Incorporation of the Registrant, dated March 5, 1999 (incorporated by reference to Exhibit 3.3 to Form 8-A filed December 29, 2003).

3.5	Certificate of Amendment to Certificate of Incorporation of the Registrant, dated July 10, 2000 (incorporated by reference to Exhibit 3.4 to Form 8-A filed December 29, 2003).

3.6	Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to Form 8-K filed January 6, 2006).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment 2 to Form S-1, Registration No. 333-09789, filed August 8, 1996).

4.2
Warrant Agreement, including Specimen Warrant Certificate by and between the Registrant and American Stock Transfer & Trust Company, dated May 7, 2004 (incorporated by reference to Exhibit 4.2 to Quarterly Report on Form 10-Q filed May 17, 2004).